                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                         The Charles Schwab Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         1)    Title of each class of securities to which transaction
               applies: N/A
                        --------------------------------------------------------
         2)    Aggregate number of securities to which transaction applies:
               N/A
               -----------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
                                                   -----------------------------
         4)    Proposed maximum aggregate value of transaction: N/A
                                                                ----------------
         5)    (5)Total fee paid: N/A
                                  ----------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          1)  Amount Previously Paid: N/A
                                      ------------------------------------------
          2)  Form, Schedule, or Registration Statement No.: N/A
                                                             -------------------
          3)  Filing Party: N/A
                            ----------------------------------------------------
          4)  Date Filed: N/A
                          ------------------------------------------------------

                     [THE CHARLES SCHWAB CORPORATION LOGO]

                                                                  March 21, 1997
Dear Stockholder:

     You are cordially invited to attend our Annual Meeting of Stockholders, which will be held May 12, 1997 at 2:00 p.m. in the Grand Ballroom of the ANA Hotel, located at 50 Third Street (between Market and Mission Streets) in San Francisco, California.

     The meeting will provide an opportunity for you to hear a report on 1996 operations, to meet your directors and executive officers, and to participate in a question and answer session. At the meeting, you will be asked to elect three directors, each for a term of three years or until their successors are elected, to approve amendments to the Company's 1992 Stock Incentive Plan and to consider a stockholder proposal requesting that the Board of Directors amend the Certificate of Incorporation.

     The matters expected to be acted upon are more fully described in the Proxy Statement which follows.

     To ensure that your shares are represented at the meeting, please complete, sign and date the enclosed proxy and return it promptly in the envelope provided. You may revoke your proxy at any time before it is voted.

     We look forward to seeing you at the meeting.

                                     Sincerely,

                                                                     /s/ David S. Pottruck
     /s/ Charles R. Schwab          /s/ Lawrence J. Stupski            DAVID S. POTTRUCK
       CHARLES R. SCHWAB              LAWRENCE J. STUPSKI                President and
   Chairman of the Board and       Vice Chairman of the Board       Chief Operating Officer
    Chief Executive Officer

                         THE CHARLES SCHWAB CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1997

                            ------------------------

     The Annual Meeting of Stockholders of The Charles Schwab Corporation, a Delaware corporation (the "Company"), will be held on Monday, May 12, 1997 at 2:00 p.m. in the Grand Ballroom of the ANA Hotel, located at 50 Third Street (between Market and Mission Streets) in San Francisco, California, for the following purposes:

     1. Electing three directors to serve pursuant to the Company's bylaws for three-year terms or until their successors are elected.

     2.  Voting on an amendment to the 1992 Stock Incentive Plan.

     3. Voting on a stockholder proposal requesting that the Board of Directors amend the Certificate of Incorporation.

     4. Transacting such other business as may properly come before the meeting, and all adjournments and postponements thereof.

     The Board has fixed the close of business on March 13, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of such stockholders of record will be available at 101 Montgomery Street, San Francisco, California, prior to the Annual Meeting.

                                            By Order of the Board of Directors,

                                            /s/ Mary B. Templeton

                                            MARY B. TEMPLETON
                                            Corporate Secretary

March 21, 1997
--------------------------------------------------------------------------------
   TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE AND PROMPTLY MAIL YOUR PROXY IN THE RETURN POSTAGE PREPAID ENVELOPE
   PROVIDED. THIS WILL NOT PREVENT YOU FROM REQUESTING A TICKET TO ATTEND THE MEETING AND VOTING IN PERSON, SHOULD YOU SO DESIRE.
--------------------------------------------------------------------------------

                         THE CHARLES SCHWAB CORPORATION
                             101 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94104

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Charles Schwab Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 12, 1997. This Proxy Statement and form of proxy are being mailed to stockholders on or about March 24, 1997.

     At the Annual Meeting, holders of the Company's Common Stock, par value $0.01 per share ("Common Stock"), as of March 13, 1997, the record date, will be asked to elect three directors, for three-year terms or until their successors are elected, to approve an amendment to the 1992 Stock Incentive Plan and to consider a stockholder proposal requesting that the Board of Directors amend the Certificate of Incorporation. The Board of Directors knows of no other business for consideration at the Annual Meeting. If any other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the proxy to vote, or otherwise to act, on your behalf in accordance with their judgment on such matters.

     As used in this Proxy Statement, "Schwab" means Charles Schwab & Co., Inc.

                         RECORD DATE AND VOTE REQUIRED

     At the close of business on March 13, 1997, there were 176,254,174 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock outstanding on that date entitles the stockholder of record on that date to one vote on each matter to be voted upon at the Annual Meeting. A majority of all shares issued and outstanding, whether represented in person or by proxy at the Annual Meeting, constitutes a quorum for the transaction of business at the meeting. Of the total votes represented at the Annual Meeting, the affirmative vote of a plurality is necessary for the election of directors and the affirmative vote of a majority is necessary to pass the amendment to the 1992 Stock Incentive Plan.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The Certificate of Incorporation of the Company provides that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with staggered three-year terms. Each of the three nominees for the class to be elected this year is at present a member of the Board of Directors. The remaining seven directors will continue to serve for the terms set forth below. The directors elected at the Annual

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

Meeting will hold office until either the Annual Meeting of Stockholders to be held in the year 2000 or until their successors are elected and qualified.

     The persons named in the proxy intend to vote for the election of the nominees named below. The three nominees receiving the greatest number of votes will be elected directors of the Company for the terms discussed above. Should any nominee become unavailable to serve as a director, the proxies will be voted for such other person as the Board of Directors may designate, or the number of authorized directors may be reduced.

     The Board of Directors has nominated and recommends the election of David
S. Pottruck, Nancy H. Bechtle and C. Preston Butcher as directors of the
Company.

     Certain information concerning the current directors, including the nominees to be elected at this meeting, is set forth below.

                   NOMINEES FOR ELECTION OF DIRECTORS IN 1997
                            (TERM EXPIRING IN 2000)

     David S. Pottruck, age 48, became the Chief Operating Officer and a director of the Company in March 1994 and has been President of the Company and Chief Executive Officer of Schwab since July 1992. In the last five years Mr. Pottruck has served as an Executive Vice President of the Company (March 1987 to July 1992) and has been President and a director of Schwab (since July 1988).

     Nancy H. Bechtle, age 59, has been a director of the Company and has served as a member of the Audit Committee and Customer Quality Assurance Committee since September 1992 and the Compensation Committee since January 1996. Ms. Bechtle has been a director and Chief Financial Officer of J.R. Bechtle & Co., an international consulting firm, since 1979. She has been the President and Chief Executive Officer of the San Francisco Symphony since 1987, and has served as a member of the San Francisco Symphony Board of Governors since 1984.

     C. Preston Butcher, age 58, has been a director of the Company since October 1988 and has served as a member of the Audit Committee since February 1989 and as a member of the Compensation Committee since September 1992. He served as a member of the Customer Quality Assurance Committee from May 1992 to September 1992. Mr. Butcher has been the President, Chief Executive Officer and Regional Partner of Lincoln Property Company N.C., Inc., a real estate development and management firm, since 1967, and is a director of BRE Properties, Inc., a real estate investment trust.

                 DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR
                            (TERMS EXPIRING IN 1998)

     Lawrence J. Stupski, age 51, has been the Vice Chairman of the Company since July 1992, and a director of the Company since its incorporation in November 1986. He also has served as Chief Operating Officer of

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

the Company (November 1986 to March 1994) and President of the Company (November 1986 to July 1992). Mr. Stupski was a director of Schwab from September 1981 to February 1995 and in the last five years also has served as Chief Operating Officer (September 1981 to July 1992), Chief Executive Officer (July 1988 to July 1992), and Vice Chairman (July 1992 to August 1994) of Schwab.

     Donald G. Fisher, age 68, has been a director of the Company since January 1988. He has served as a member of the Customer Quality Assurance Committee since February 1989 and as a member of the Audit Committee since September 1992. He previously served as a member of the Audit Committee from March 1988 to May 1992, and as a member of the Compensation Committee from February 1988 to September 1992. Mr. Fisher is the Chairman of the Board of The Gap, Inc., a nationwide specialty retail clothing chain. Mr. Fisher was also Chief Executive Officer of The Gap, Inc. and a director from 1969 to November 1995. Mr. Fisher also is currently a director of AirTouch Communications.

     Anthony M. Frank, age 65, has been a director of the Company and has served as a member of the Audit Committee and Customer Quality Assurance Committee since December 1993. He is the current Chairman of the Customer Quality Assurance Committee. He also served as a director of the Company from April 1987 until February 1988 and from March 1992 until April 1993. Mr. Frank is Chairman of Belvedere Capital Partners, a general partner of a financial institutions investment fund. From March 1988 until March 1992, Mr. Frank served as Postmaster General of the United States. From April 1993 until November 1993, Mr. Frank was Chairman of the Board of Independent Bancorp of Arizona, Inc., a registered bank holding company. Mr. Frank also is currently a director of Bedford Property Investors; Living Centers of America Temple-Inland, Inc.; General American Investors, a closed-end investment company; and Irvine Apartment Communities and Crescent Real Estate Equities, both real estate investment trusts.

                            (TERMS EXPIRING IN 1999)

     Charles R. Schwab, age 59, was a founder of Schwab in 1971, and has been its Chairman since 1978. He has been the Chairman, Chief Executive Officer and a director of the Company since its incorporation in November 1986. Since February 1989, he has been a member of the Customer Quality Assurance Committee of the Board of Directors. Mr. Schwab currently serves as a director of The Gap, Inc., Transamerica Corporation, AirTouch Communications and Siebel Systems, Inc., and as a trustee of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust and Schwab Annuity Portfolios, all registered investment companies.

     Frank C. Herringer, age 54, has been a director of the Company and a member of the Customer Quality Assurance Committee and Audit Committee since October 1996. Mr. Herringer is Chairman of the Board, Chief Executive Officer and President of Transamerica Corporation. At Transamerica, he has been Chairman since January 1, 1996, Chief Executive Officer since 1991 and President since 1986. Mr. Herringer is also a director of Pacific Telesis Group and Unocal Corporation.

     Stephen T. McLin, age 50, has been a director of the Company and has served as a member of the Audit Committee since July 1988 and as a member of the Compensation Committee since February 1989. Mr. McLin is the current Chairman of the Audit Committee. Since January 1987, Mr. McLin has been the President and Chief Executive Officer of America First Financial Corporation, a finance and investment banking firm. Mr. McLin is also Chairman of the Board of EurekaBank, a federal savings bank.

     Roger O. Walther, age 61, has been a director of the Company and a member of the Customer Quality Assurance Committee since April 1989 and has served as a member of the Compensation Committee since May 1989. He is the current Chairman of the Compensation Committee. Since May 1992, Mr. Walther has been the Chairman and Chief Executive Officer of ELS Educational Services, Inc., the largest provider of English as a second language courses in the United States. Mr. Walther was President, Chief Executive Officer and a director of AIFS, Inc., which designs and markets educational and cultural programs internationally, from 1964 to February 1993. Since 1985, Mr. Walther has served as Chairman and has been a director of First Republic Bancorp, a bank holding company.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     During 1996, the Board of Directors held eight regular meetings and one special meeting. During 1996, each of the directors, except Mr. Fisher, attended at least 75% of all meetings of the Board of Directors and the Committees on which they served. The Board of Directors has an Audit Committee, a Compensation Committee, and a Customer Quality Assurance Committee. The Board of Directors does not have a nominating committee or any committee serving a similar function.

     The Audit Committee, among other things, confers with the Company's independent accountants and internal auditors regarding the scope of their respective examinations, reviews reports of the Company's independent accountants and internal auditors, and reviews recommendations concerning internal controls. The Audit Committee reports to the Board of Directors with respect to such matters and recommends the selection of independent auditors. The Audit Committee held four meetings during 1996.

     The Compensation Committee reviews and approves the Company's compensation philosophy, all programs that govern annual and long term compensation of executive officers, and material employee benefit plans. In addition, the Compensation Committee has the authority to grant options or make equity grants to members of the Board of Directors and key employees under the Company's stock option plans. The Compensation Committee held seven meetings in 1996.

     The Customer Quality Assurance Committee monitors service quality and customer satisfaction. The Customer Quality Assurance Committee proposes initiatives to research service quality and reviews the results of Schwab customer surveys. The Customer Quality Assurance Committee held two meetings in 1996.

DIRECTOR COMPENSATION

     Directors who are also officers of the Company or its subsidiaries do not receive any additional compensation for their services as directors. In 1996, non-employee directors received an annual retainer of $25,000, $1,500 for each Board meeting attended, $300 for each Board committee meeting attended either immediately prior to or following a Board meeting, and $1,000 for each Board committee meeting otherwise attended, and are reimbursed for their expenses of attendance at such meetings. In 1996, committee chairpersons received an additional annual retainer of $3,000. Non-employee directors may participate in the Directors' Deferred Compensation Plan, under which directors may elect to defer receipt of all or a portion of their directors' fees and receive, upon ceasing to serve as a director, the amount that would have resulted from investing the deferred amounts in the Company's Common Stock. In addition, the Company's non-employee directors receive an annual, automatic grant of options under the 1992 Stock Incentive Plan of 1,500 shares of Common Stock (2,500 shares of Common Stock if the exercise price is less than $35). The annual, automatic option grant to non-employee directors of 2,500 shares of Common Stock was made on May 15, 1996 at a fair market value (as defined in the 1992 Stock Incentive Plan) of $24.625 per share.

          PROPOSAL NO. 2 -- AMENDMENT TO THE 1992 STOCK INCENTIVE PLAN

SUMMARY

     The 1992 Stock Incentive Plan (the "1992 Plan") was adopted by the Board of Directors and approved by the stockholders in 1992. Originally, the stockholders authorized the issuance of 11,250,000 shares of Common Stock of the Company (adjusted for stock splits occurring since 1992) under the 1992 Plan. In 1994, the stockholders approved an amendment to increase the number of shares available for 1992 Plan awards by 8,400,000 (adjusted for stock splits occurring since May 1994). Since the 1992 Plan was adopted, the Company has used equity incentives to attract, retain and properly motivate key employees. Absent the amendment, shares would not be available for the award of grants after 1997. As of December 31, 1996, there were 2,259,199 shares remaining for issuance under the 1992 Plan. The amendment to increase the number of shares of Common Stock that may be issued under the 1992 Plan will become effective upon stockholder approval.

DESCRIPTION OF PROPOSED AMENDMENT TO THE 1992 PLAN

     The amendment would increase by 9,500,000 shares the total number of shares that may be granted under the 1992 Plan as Restricted Common Stock, Performance Share Awards and options.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO THE 1992 PLAN.

GENERAL DESCRIPTION OF THE 1992 PLAN

     Purpose. The 1992 Plan permits the granting of Restricted Common Stock, Performance Share Awards or options (or a combination thereof) to key employees and directors of the Company. The purpose of the 1992 Plan is to promote the long-term success of the Company and the creation of incremental stockholder value by (a) encouraging non-employee directors and key employees to focus on long-range objectives, (b) encouraging the attraction and retention of non-employee directors and key employees with exceptional qualifications, and
(c) linking the interests of non-employee directors and key employees directly to stockholder interests.

     Eligibility to Receive Awards. Key employees of the Company and its subsidiaries, including directors who are also employees, are eligible for awards under the 1992 Plan. Non-employee directors are eligible for an annual, automatic grant of nonqualified options each year. As of December 31, 1996, approximately 1,324 persons were recipients of awards under the 1992 Plan.

     Types of Awards. Awards under the 1992 Plan may take the form of Restricted Common Stock, Performance Share Awards and options to acquire Common Stock of the Company. Options in turn may include nonqualified stock options ("NSOs") and incentive stock options ("ISOs") intended to qualify for special tax treatment. Any award under the 1992 Plan may include one of these elements or a combination of several elements except that non-employee directors will only be eligible to receive NSOs. No payment is required upon the grant of any award, except that the recipient of Restricted Common Stock must pay the par value thereof. Upon exercise of an option, the optionee must pay the exercise price thereof to the Company. On March 13, 1997, the closing price of the Company's Common Stock was $36.00 per share.

     If the amendment is adopted, a total of 11,534,593 shares (subject to antidilution provisions) will be issuable as Restricted Common Stock, or pursuant to Performance Share Awards and options under the 1992 Plan, exclusive of grants made prior to March 13, 1997. If any Restricted Common Stock, Performance Share Awards or options are forfeited, or if any Performance Share Awards terminate for any other reason without the associated Common Stock being issued, or if options terminate for any other reason prior to exercise, then the underlying shares again become available for awards.

     Administration, Amendment and Termination. The 1992 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee, upon advice of the Company's executive management, selects the key employees who will receive awards; determines the amount, vesting requirements, performance criteria, if any, and other conditions of each award; interprets the provisions of the 1992 Plan; and makes all other decisions regarding the operation of the 1992 Plan. The grant of NSOs to non-employee directors is made annually, and the Committee has no discretion with respect to those awards.

     The 1992 Plan will remain in effect until it is discontinued by the Board of Directors. ISOs may be granted under the 1992 Plan only within 10 years from date of adoption of the 1992 Plan. The Committee may amend or terminate the 1992 Plan at any time and for any reason; provided, however, that any amendment of

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

the 1992 Plan shall be subject to the approval of the Company's stockholders to the extent required by applicable laws, regulations or rules.

     Grants of Options to Non-Employee Directors. Under the 1992 Plan, each non-employee director receives an annual, automatic grant of options to purchase 1,500 shares of Common Stock (2,500 shares of Common Stock if the exercise price is less than $35). This grant is made on and as of May 15 of each year, and if May 15 is not a business day, then the grant is made on and as of the next succeeding business day. The exercise price is the closing price of the Company's Common Stock on the date of each annual grant, and options generally must be exercised while the optionee is a director. (For purposes of the 1992 Plan, "fair market value" is defined as the closing price of a share of Common Stock as reported by the New York Stock Exchange Composite Transactions Index for date of grant or award, as the case may be.) Options so granted to non-employee directors will otherwise be subject to all the terms and conditions of the 1992 Plan.

     Restricted Common Stock and Performance Share Awards. Restricted Common Stock has the same voting and dividend rights as Common Stock, but is subject to forfeiture in the event that the applicable vesting conditions are not satisfied. It is nontransferable prior to vesting.

     A Performance Share Award is an obligation of the Company to issue and deliver in the future one share of Common Stock in the event that the applicable issuance conditions are satisfied. Performance Share Awards are nontransferable, and the recipient has no voting or dividend rights until such time as the associated shares of Common Stock are issued, at which time the recipient will have the same voting, dividend and other rights as the Company's other stockholders.

     When granting an award, the Committee determines the number of Performance Share Awards or shares of Restricted Common Stock to be included in the award as well as the vesting or issuance conditions. No more than 200,000 shares of Restricted Common Stock or Performance Share Awards may be granted to any participant in any calendar year. The vesting or issuance conditions may be based on the employee's service, his or her individual performance, the Company's performance or other appropriate criteria. Where Company performance is used as a vesting or issuance condition, performance goals are based on business criteria specified by the Committee, selected from one or more of the following: return on net assets, net income, earnings per share, return on equity, return on investment, pretax income, operating income, cash flow, stockholder return, revenue and revenue growth. Vesting or issuance may be accelerated in the event of the employee's death, disability or retirement or in the event of a change in control, as defined below. Recipients of Restricted Common Stock or Performance Share Awards may satisfy tax withholding requirements relating to the awards with Common Stock rather than cash.

     Terms of Stock Options. The exercise price of an option must be equal to or greater than the fair market value of Common Stock on the date of grant. Similarly, the exercise price of NSOs granted to non-employee directors must be equal to the fair market value of Common Stock on the date of grant. The term of an ISO cannot exceed 10 years, and all options are nontransferable prior to the optionee's death.

     Vesting conditions are established by the Committee at the time an option is granted. Vesting may be accelerated in the event of the optionee's death, disability or retirement or in the event of a change in control, as defined below. The Committee may also impose forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions on shares issued under the 1992 Plan.

     Concurrently with the grant of any options to an employee, the Committee may authorize the grant of replacement options. A replacement option is an option that is granted when an optionee uses Common Stock held, or to be acquired, by the optionee to exercise an option and/or to satisfy tax withholding requirements incident to the exercise of an option. The Committee may establish such other terms and conditions for replacement options as it deems appropriate.

     Tandem Grants of Options and Performance Units. The 1992 Plan permits the issuance of options to certain participants (other than executive officers) in tandem with Performance Unit Awards payable in cash, whereby a participant, at the end of the performance unit cycle, has the right either (i) to exercise and receive the cash value of the Performance Unit, which would result in cancellation of the related option (subject to the proviso that a participant who subsequent to the grant has become an executive officer may not exercise the Performance Unit), or (ii) to retain the option, which results in cancellation of the related Performance Unit.

     Payment of Option Price. The exercise price of an option may be paid in cash or by the surrender of shares of Common Stock already owned by the optionee. An optionee may also pay the exercise price of an option by giving "exercise/sale" directions. If exercise/sale directions are given, a sufficient number of option shares to pay the exercise price and any withholding taxes are issued directly to Schwab which, in turn, sells these shares in the open market. Schwab remits to the Company the proceeds from the sale of these shares, and the optionee receives the remaining option shares. Optionees may also satisfy their withholding tax obligation upon exercise of an NSO by surrendering a portion of their option shares to the Company.

     Change in Control. For the purposes of the 1992 Plan, the term "change in control" means (1) any change in control which would have to be disclosed in the Company's next proxy statement under the rules of the Securities and Exchange Commission ("SEC"), (2) any person's becoming the beneficial owner, directly or indirectly, of at least 20% of the combined voting power of the Company's outstanding securities, except by reason of a repurchase by the Company of its own securities, or (3) a change in the composition of the Board of Directors as a result of which fewer than two-thirds of the incumbent directors are directors who either had been directors of the Company 24 months earlier or were elected or nominated with the approval of at least a majority of the directors who had been directors of the Company 24 months earlier and who were still in office at the time of the election or nomination.

FEDERAL TAX CONSEQUENCES

     Under current federal income tax laws, the federal income tax consequences of awards under the 1992 Plan can be summarized as follows:

     Options. At the time the options are granted, the award of stock options will have no federal income tax consequences to the Company or the optionee.

     With respect to NSOs, upon exercise of the option, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the optioned shares at the time of exercise over the exercise price. Such ordinary income will be subject to withholding tax, and the amount of ordinary income recognized by the optionee generally will be deductible for tax purposes by the Company in the same year that the income is recognized by the optionee. Upon any subsequent disposition of the shares, any additional gain or loss recognized by the holder generally will be capital gain or loss.

     In contrast, the exercise of ISOs will not result in any regular taxable income to the optionee at that time; nor will the Company be entitled to any deduction. However, the excess of the fair market value of the optioned shares at the time of exercise over the exercise price will be an item of tax preference for purposes of computing alternative minimum taxable income. If the optionee holds the optioned shares after exercise for the requisite statutory period, the difference between the sale price and the exercise price generally will be taxed as capital gain or loss. If the optionee fails to hold the shares for the requisite statutory period, the optionee generally will recognize ordinary income at the time of such early disposition in an amount equal to the excess of the fair market value of the shares at exercise (or if less, the sales proceeds) over the exercise price, and the Company generally will be entitled to a deduction in that same amount. Any additional gain on the disposition generally will be taxed as capital gain.

     Restricted Common Stock. Unless the recipient of a Restricted Common Stock award elects to be taxed at the time of the issuance, there will be no federal income tax consequences to the recipient or to the Company for as long as the shares are subject to vesting restrictions. If and when such shares become vested, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on such date over any amount paid for the shares. Such income will be subject to withholding tax at that time. The Company generally will be entitled to a corresponding deduction in the same amount that the recipient recognizes as income, except to the extent that the amount of such income, when added to certain other compensation paid by the Company to any individual who is a named executive officer at the end of the fiscal year, exceeds $1,000,000. Upon any subsequent disposition of the shares, any additional gain or loss recognized by the holder generally will be capital gain or loss.

     Performance Share Awards. The grant of Performance Share Awards will have no federal income tax consequences to the Company or the recipient at the time of the grant. When any Common Stock is delivered to a recipient pursuant to the terms of the Performance Share Award, the recipient generally will recognize as ordinary income the excess of the fair market value of the shares over any amount paid therefor. Such income will be subject to withholding tax, and the Company generally will be entitled to a corresponding deduction in the same amount that the recipient recognizes as income, except to the extent that the amount of such income, when added to certain other compensation paid by the Company to any individual who is a named executive officer at the end of the fiscal year, exceeds $1,000,000. Upon any subsequent disposition of the shares, any additional gain or loss recognized by the holder generally will be capital gain or loss. To date, no Performance Share Awards have been granted under the 1992 Plan.

           OPTIONS AND RESTRICTED SHARES GRANTED UNDER THE 1992 PLAN

     The following table sets forth the number of shares with respect to which options and Restricted Common Stock have been granted under the 1992 Plan for the following individuals as of December 31, 1996:

                                                          NUMBER OF OPTIONS       RESTRICTED SHARES OF
                                                               RECEIVED               COMMON STOCK
                          NAME                              AS OF 12/31/96       AWARDED AS OF 12/31/96
--------------------------------------------------------  ------------------     ----------------------
Charles R. Schwab.......................................       1,512,500                       0
David S. Pottruck.......................................       1,604,000                       0
Lawrence J. Stupski.....................................         969,500                       0
Tom D. Seip.............................................         597,000                  15,000
Timothy F. McCarthy.....................................         100,000                  15,000
Luis E. Valencia........................................         300,000                  10,000
All current executive officers..........................       6,552,000                 100,900
All current directors who are not executive officers....         100,000                       0
Nancy H. Bechtle........................................          12,000                       0
C. Preston Butcher......................................          16,500                       0
Donald G. Fisher........................................          16,500                       0
Anthony M. Frank........................................          12,000                       0
Frank C. Herringer......................................          10,000                       0
Stephen T. McLin........................................          16,500                       0
Roger O. Walther........................................          16,500                       0
All employees, other than executive officers............      11,452,257                 862,300

                               NEW PLAN BENEFITS

                                                                                 1992
                                                                         STOCK INCENTIVE PLAN
                                                                       ------------------------
                                                                       DOLLAR       NUMBER OF
                                NAME                                   VALUE        UNITS(1)
---------------------------------------------------------------------  ------     -------------
Non-Employee Directors...............................................     *       10,500/17,500

-------------------------------
* The Dollar Value of stock option grants are determined on the grant date.

(1) The 1992 Plan is administered by the Compensation Committee of the Board of Directors, but the Compensation Committee has no discretion with respect to the annual, automatic grant of NSOs to non-employee directors. Under the 1992 Plan, each non-employee director receives an annual grant of options to purchase 1,500 shares of Common Stock (2,500 shares of Common Stock if the exercise price is less than $35).

 PROPOSAL NO. 3 -- STOCKHOLDER PROPOSAL REQUESTING THAT THE BOARD OF DIRECTORS
                     AMEND THE CERTIFICATE OF INCORPORATION

STOCKHOLDER PROPOSAL TO REINSTATE STOCKHOLDER RIGHT TO ACT BY WRITTEN CONSENT AND TO CALL SPECIAL MEETINGS

     BE IT RESOLVED, that the stockholders of the Company request that the Board of Directors amend the Certificate of Incorporation to reinstate the rights of the stockholders to take action by written consent and to call special meetings.

STATEMENT IN SUPPORT

     The rights of the stockholders to take action by written consent and to call special meetings should not be abridged.

     The Company's elimination of these rights, in our opinion, effectively removes important processes by which stockholders can act expeditiously to protect their investment interests.

     For example, the right of stockholders to act to remove incumbent directors for egregious conduct should not be limited to the annual meeting. Also, stockholders should not be prevented from giving timely consideration to a bidder's proposal to acquire control of the Company, or a dissident stockholder's slate of nominees for election of the Board of Directors, because such proposals are required to be presented only at the annual meeting.

BOARD OF DIRECTORS RECOMMENDATION AGAINST AND COMMENTS ON THE STOCKHOLDER
PROPOSAL

     The Board of Directors, after consideration of this proposal, recommends that the stockholders vote AGAINST it because it is not in the best interests of the Company.

     At the 1996 Annual Stockholders Meeting the stockholders approved certain amendments to the Company's Certificate of Incorporation. Also during 1996, the Board of Directors adopted related amendments to the Company's bylaws. All of these amendments were intended to help assure the continuity and stability of the Company's business and affairs. The stockholder proposal would ask the Board of Directors to cancel two of the amendments approved last year, thereby allowing stockholders to act by written consent and allowing stockholders holding at least 25% of the voting power of the outstanding capital stock of the Company to call special meetings. As detailed below, the Board of Directors does not believe that allowing stockholders to take such actions is in the best interest of the Company.

     The current provision in the Certificate of Incorporation prohibiting stockholder action by written consent gives all the stockholders of the Company the opportunity to participate in determining any proposed action. This provision allows the opportunity for discussion at a meeting and increases the ability of minority stockholders to have their views considered by preventing the holders of a simple majority of the voting power of the Company from using the written consent procedure to take stockholder action without a meeting.

     The current bylaw provision allowing the Board of Directors, the Chairman or a duly designated committee of the Board of Directors to call special meetings of stockholders provides for the orderly conduct of all Company affairs at the annual meeting of stockholders or at a special meeting. Accordingly, a stockholder cannot force consideration of a proposal over the opposition of the Board of Directors by calling a special meeting of stockholders prior to such time that the Board of Directors believes such consideration to be appropriate. As a result, the Board of Directors will have the opportunity to adequately evaluate and inform all stockholders of any matters to be considered.

     For the foregoing reasons, the Board of Directors believes that the stockholder proposal is not in the best interests of the Company and strongly recommends that you vote AGAINST the proposal.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of March 13, 1997, by each person who is known to the Company to own beneficially more than 5% of the Common Stock, each executive officer named in the Summary Compensation Table, each of the Company's directors and each nominee for election as a director, and all directors and executive officers of the Company as a group.

                                                                  NUMBER OF SHARES    PERCENT OF
                                                                  OF BENEFICIALLY    OUTSTANDING
                  NAME OF BENEFICIAL OWNER(1)                         OWNED(2)       COMMON STOCK
----------------------------------------------------------------  ----------------   ------------
Charles R. Schwab(3)(4)(5)......................................     36,662,535          20.8%
Charles Schwab Profit Sharing and Employee Stock Ownership
  Plan(6)(7)....................................................     16,459,957           9.3%
     +Luis E. Valencia
     +Walter W. Bettinger III
     +Evelyn S. Dilsaver
     +Wayne W. Fieldsa
     +Thomas N. Lawrie
     +Susanne D. Lyons
     +Thomas W. Matchett, Jr.
Transamerica Corporation and Transamerica Investment Services,
  Inc.(8).......................................................      9,096,350           5.2%
Lawrence J. Stupski(3)(4).......................................      4,725,926           2.7%
David S. Pottruck(3)(4)(9)......................................      3,247,957           1.8%
Nancy H. Bechtle(3).............................................         80,250             *
C. Preston Butcher(3)(10).......................................        171,750             *
Donald G. Fisher(3)(11).........................................        499,250             *
Anthony M. Frank(3)(12).........................................        301,798             *
Frank C. Herringer(3)(13).......................................         24,850             *
Stephen T. McLin(3)(14).........................................         39,037             *
Roger O. Walther(3)(15).........................................         36,339             *
Tom D. Seip(3)(4)...............................................        520,314             *
Timothy F. McCarthy(3)(4).......................................         40,000             *
Luis E. Valencia(3)(4)..........................................        204,777             *
All executive officers and directors as a group (18
  persons)(16)..................................................     63,788,182          36.2%

-------------------------------
 *   Less than 1%.

 + Members of the Administrative Committee for the Profit Sharing Plan. For information regarding shares beneficially owned by such persons, see Note 7 below.

 (1) All information with respect to beneficial ownership of the shares is based upon filings made by the respective beneficial owners with the SEC or information provided by such beneficial owners to the

     Company. Except as otherwise indicated in the notes to this table, the address of each beneficial owner of more than 5% of the Common Stock is c/o The Charles Schwab Corporation, 101 Montgomery Street, San Francisco, California 94104.

 (2) The persons named in the table have sole voting and investment power (or voting and investment power shared with a spouse) with respect to all shares of Common Stock shown as beneficially owned by them, subject to the information contained in the notes to this table.

 (3) Shares issuable upon exercise of options to acquire Common Stock that are exercisable within 60 days of March 13, 1997 are treated as beneficially owned as follows: Mr. Schwab 1,137,499 shares; Mr. Stupski 234,748 shares; Mr. Pottruck 1,190,524 shares; Ms. Bechtle 72,750 shares; Mr. Butcher 16,500 shares; Mr. Fisher 16,500 shares; Mr. Frank 70,500 shares; Mr. Herringer 10,000 shares; Mr. McLin 16,500 shares; Mr. Walther 16,500 shares; Mr. Seip 397,274 shares; Mr. McCarthy 25,000 shares; and Mr. Valencia 194,024 shares.

 (4) Includes amounts held by the Trustee of the Profit Sharing Plan and allocated to the individual Employee Stock Ownership Plan ("ESOP") accounts or held for the benefit of the named executives under the Profit Sharing and Salary Deferral Components of the Profit Sharing Plan ("non-ESOP components") as follows: Mr. Schwab 245,509 shares; Mr. Stupski 78,228 shares; Mr. Pottruck 165,061 shares; Mr. Seip 61,393 shares; Mr. McCarthy 0 shares; and Mr. Valencia 753 shares.

 (5) This amount includes 2,384,398 shares held by nonprofit public benefit corporations, as to which Mr. Schwab and his spouse, as two of three directors, have shared voting and investment power but disclaim beneficial ownership; 4,320,000 shares held by Mr. Schwab and his spouse as trustees of a living trust; 3,482 shares held by Mr. Schwab as custodian for his children; 1,500 shares held by Mr. Schwab as trustee of a trust with respect to which he disclaims beneficial ownership; and 48,880 shares held by the Schwab 1000 Fund and managed by Charles Schwab Investment Management, Inc., which is a wholly-owned subsidiary of the Company, as to which shares Mr. Schwab may be deemed to have shared voting and investment power but with respect to which he disclaims beneficial ownership. This amount does not include 6,836,964 shares held by Mr. Schwab's brother-in-law, as trustee of various trust accounts for the benefit of Mr. Schwab's spouse and children.

 (6) The Trustee of the Profit Sharing Plan is The Charles Schwab Trust Company, 120 Kearny Street, San Francisco, California 94104 and the purchasing agent of the Profit Sharing Plan is Bankers Trust Company of California, N.A., 400 S. Hope Street, Los Angeles, CA 90071. The shares held by the Trustee of the Profit Sharing Plan include an aggregate of 15,662,770 shares which, as of March 13, 1997 had been allocated to the accounts of individual ESOP participants or held for the benefit of Profit Sharing Plan participants, including officers of the Company, in the non-ESOP components of the Profit Sharing Plan, and which are voted at the direction of such participants. The purchasing agent has sole voting power with respect to 797,187 of the shares held by the Trustee that have not yet been allocated to the accounts of individual ESOP participants. The purchasing agent is required to vote all shares under its control in a specified manner. See "Voting." The 797,187 unallocated shares held by the

     Trustee of the Profit Sharing Plan, and the voting rights attributable to those shares, will be allocated to the accounts of individual ESOP participants in the future.

 (7) Mr. Valencia, Mr. Bettinger, Ms. Dilsaver, Mr. Fieldsa, Mr. Lawrie, Ms. Lyons and Mr. Matchett are officers of the Company or one of its subsidiaries and members of the Profit Sharing Plan Administrative Committee. As such, they have shared investment power with respect to all of the 16,459,957 shares held by the Trustee of the Profit Sharing Plan. Mr. Valencia, Mr. Bettinger, Ms. Dilsaver, Mr. Fieldsa, Mr. Lawrie, Ms. Lyons and Mr. Matchett each also have sole voting power with respect to the 753; 393; 7,059; 306; 5,569; 2,911; and 1,687 shares, respectively, held by the Trustee of the Profit Sharing Plan and allocated to their individual ESOP accounts or otherwise held for their benefit in the non-ESOP components of the Profit Sharing Plan; the 10,000; 90,762; 900; 25,101; 7,867; 25,100; and 920 shares, respectively, held by each directly; and 194,024; 2,000; 65,250; 5,191; 2,250; 65,800; and 0 shares, respectively, which each has the right to acquire under options which are exercisable within 60 days of March 13, 1997. As a result, the members of the Administrative Committee are deemed to be the beneficial owners of outstanding Common Stock, as follows: Mr. Valencia 9.5%; Mr. Bettinger 9.4%; Ms. Dilsaver 9.4%; Mr. Fieldsa 9.4%; Mr. Lawrie 9.3%; Ms. Lyons 9.4%; and Mr. Matchett 9.3%.

 (8) The address of Transamerica Corporation ("Transamerica") is 600 Montgomery Street, San Francisco, California 94111 and the address of Transamerica Investment Services, Inc. ("TIS") is 1150 South Olive Street, Los Angeles, California 90015. This disclosure is based on information contained in a report on Schedule 13-G filed with the SEC. TIS is a wholly-owned subsidiary of Transamerica, and the listed shares include shares held by Transamerica and shares held for the benefit of investment advisory clients of TIS, including other subsidiaries of Transamerica.

 (9) This amount includes 11,362 shares held by Mr. Pottruck as custodian for his children; 90,000 shares held by Mr. Pottruck as trustee of trusts held for the benefit of his brothers; 75,050 shares held by a nonprofit public benefit corporation as to which Mr. Pottruck, as a director, has voting and investment power but disclaims beneficial ownership; and a total of 35,442 shares held by Mr. Pottruck's family members, as to which he shares investment power but disclaims beneficial ownership.

(10) This amount includes 113,250 shares held by Mr. Butcher and his spouse as joint tenants, and 42,000 shares held by Mr. Butcher's spouse as her separate property.

(11) This amount includes 408,500 shares held by Mr. Fisher and his spouse as trustees of a charitable remainder trust.

(12) This amount includes 41,298 shares held by Mr. Frank's daughter, as to which he shares investment power but disclaims beneficial ownership.

(13) This amount includes 3,750 shares held by Mr. Herringer as custodian for his children.

(14) This amount includes 22,312 shares held by Mr. McLin under the Company's Dividend Reinvestment and Stock Purchase Plan.

(15) This amount includes 15,928 shares held by Mr. Walther for a trust account under the Company's Dividend Reinvestment and Stock Purchase Plan and 3,911 shares held by his spouse.

(16) Messrs. Schwab, Stupski, Pottruck, Butcher, Fisher, Frank, Herringer, McLin, Walther, Seip, McCarthy, and Valencia, Ms. Bechtle and five other executive officers are members of the group. The total number of shares shown on this line includes the group's direct share holdings (except individual Profit Sharing Plan holdings) and shares issuable upon exercise of options within 60 days of March 13, 1997. The 15,662,770 allocated and 797,187 unallocated shares held by the Trustee of the Profit Sharing Plan are also included in this total number of shares.

                             EXECUTIVE COMPENSATION

     The following table shows specific compensation information for the Company's Chief Executive Officer and the next four most highly compensated executive officers in 1996 for fiscal years ending December 31, 1996, 1995, and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION AWARDS
                                                                    ----------------------------------------
                                                                             AWARDS
                                          ANNUAL                    ------------------------      PAYOUTS
                                       COMPENSATION                 RESTRICTED    SECURITIES   -------------
                                       ------------                    STOCK      UNDERLYING       LTIP            ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR   SALARY($)(1)   BONUS($)(2)   AWARDS($)(3)  OPTIONS(#)   PAYOUTS($)(4)   COMPENSATION($)(5)
------------------------------  ----   ------------   -----------   -----------   ----------   -------------   ------------------
Charles R. Schwab,............  1996     $800,004     $9,387,225             0            0               0         $ 18,810
  Chairman and                  1995     $800,004     $8,606,225             0      500,000               0         $ 24,699
  Chief Executive Officer       1994     $772,506     $2,500,225             0            0               0         $ 18,890
David S. Pottruck,............  1996     $695,004     $6,436,225             0            0               0         $ 18,810
  President and                 1995     $695,004     $5,898,225             0      350,000               0         $ 24,699
  Chief Operating Officer       1994     $658,755     $  662,543             0      300,000     $ 1,578,360         $ 18,890
Tom D. Seip,..................  1996     $408,333     $1,395,572             0            0               0         $ 18,810
  Executive Vice President      1995     $366,668     $1,046,288     $ 384,375       75,000               0         $ 24,699
                                1994     $306,258     $  264,309             0      180,000     $   751,600         $ 18,890
Timothy F. McCarthy,..........  1996     $343,751     $1,111,485     $ 246,250            0               0         $  6,805
  Executive Vice President      1995     $108,336     $  254,174     $ 128,125      100,000               0         $  6,118
                                1994          N/A            N/A           N/A          N/A             N/A              N/A
Luis E. Valencia,.............  1996     $329,167     $  938,084             0            0               0         $ 18,810
  Executive Vice President and  1995     $295,000     $  762,695     $ 256,250       60,000               0         $ 24,699
  Chief Administrative Officer  1994     $228,750     $  182,546             0      240,000               0         $  2,000

-------------------------------
(1) Mr. McCarthy joined the Company in September of 1995, and Mr. Valencia joined the Company in February of 1994.

(2) Includes, with respect to Mr. Schwab, amounts paid pursuant to his Employment Agreement with the Company dated March 31, 1995. See "Employment Agreement and Name Assignment."

(3) This column shows the market value of restricted stock awards on date of grant. The year end value of Messrs. Seip, McCarthy and Valencia's shares were $480,000, $480,000 and $320,000, respectively, based on the closing sale price of the Company's Common Stock on December 31, 1996 ($32.00). This per share price does not reflect any additional diminution in value resulting from the restrictions placed on such shares. The holders have voting and dividend rights with respect to the restricted shares. The restricted shares, when originally issued, vested over a five-year period, with 10% of the shares vesting two years after the grant date, an additional 10% of the shares vesting three years after the grant date, an additional 15% of the shares vesting four years after the grant date, and the remaining 65% of the shares vesting five years after the grant date. Some of the restricted shares were issued subject to restrictions that would cause them to vest more slowly or not at all if certain stock performance criteria are not met. Thus, it is possible that a substantial number of the restricted shares will not vest. However, because certain percentages of the restricted shares would vest upon reaching each of the specified return to shareholders targets (price appreciation plus dividends), all, none or part of the restricted stock could vest in five years from the date that the restricted shares were awarded. In 1996, and effective January 1, 1997, the Compensation Committee of the Board of Directors shortened the vesting period for all restricted grants made after December 31, 1993 to four years. The restricted shares outstanding on December 31, 1996 now have a vesting schedule with 10% of the shares vesting two years after the grant date, an additional 40% of the shares vesting three years after the grant date, and the remaining 50% of the shares vesting four years after the grant date. Any restricted shares granted subject to stock performance criteria remain subject to those conditions.

(4) The disclosure rules of the SEC currently in effect provide for disclosure of compensation relating to long-term incentive plans only when compensation awards are made and when they are paid out. The Long-Term Incentive Plan III ("LTIP"), which was adopted effective as of January 1, 1991, was terminated as of December 31, 1994. Mr. Schwab did not participate in or earn any cash bonuses pursuant to LTIP. Each participant's final cash bonus was equal to the value of such participant's units on December 31, 1994 less the value of such units on the date of grant. Units at the inception of LTIP had an initial value of $0. Units awarded after the inception of LTIP were valued as of either June 30 or December 31 of each year during the four year period covered by the LTIP, depending on the date of grant. Participants at the executive officer level were permitted to defer receipt of all or a portion of their LTIP cash bonuses until the earlier of a specified date certain or the date of the participant's termination of employment, provided that deferrals will be paid immediately upon a change of control.

(5) Represents employer contributions to the retirement plans for the years 1994, 1995, and 1996.

                              STOCK OPTION TABLES

     There were no grants to purchase the Company's Common Stock to the persons named in the Summary Compensation Table during the fiscal year ended December 31, 1996.

     The following table shows information concerning the exercise of stock options during 1996 and the value of unexercised stock options held by the individuals named in the Summary Compensation Table above as of December 31, 1996.

              AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF
                                                                      SECURITIES        VALUE OF UNEXERCISED
                                                                      UNDERLYING            IN-THE-MONEY
                                                                  UNEXERCISED OPTIONS          OPTIONS
                                                                      AT 12/31/96       AT 12/31/96(1)(2)(3)
                                                                  -------------------   ---------------------
                                           SHARES
                                         ACQUIRED ON    VALUE        EXERCISABLE/           EXERCISABLE/
                 NAME                    EXERCISE(4)   REALIZED      UNEXERCISABLE          UNEXERCISABLE
---------------------------------------  -----------   --------   -------------------   ---------------------
Charles R. Schwab......................       0           N/A           1,137,499            $28,781,244
                                                                          375,001            $ 2,390,631
David S. Pottruck......................       0           N/A           1,190,524            $30,100,341
                                                                          413,476            $ 4,860,909
Tom D. Seip............................       0           N/A             420,024            $10,576,365
                                                                          149,476            $ 2,327,316
Timothy F. McCarthy....................       0           N/A              25,000            $   159,375
                                                                           75,000            $   478,125
Luis E. Valencia.......................       0           N/A             134,024            $ 2,709,403
                                                                          165,976            $ 2,913,097

-------------------------------
(1) The amount in this column reflects the difference between the average of the high and low market prices on December 31, 1996 and the option exercise price and may not represent amounts actually realized by the named individual.

(2) All options are granted at 100% of the fair market value (as defined in the 1992 Plan) of the Common Stock on the date of grant. The options expire eight or ten years from the date of grant, unless they expire earlier on account of certain events related to termination of employment. The options, when originally granted, were subject to the vesting schedule of either the 1987 Stock Option Plan, the 1987 Executive Officer Stock Option Plan (collectively, the "1987 Plans") or the 1992 Plan. Those granted from the 1987 Plans are subject to a five year vesting schedule with vesting occurring in 10% increments every six months after the grant date. The options granted from the amended 1992 Plan were subject to a five year vesting schedule, with vesting occurring in increments of 10% and 15%, on the first and second anniversary dates of the grant, and 25% each year on the third, fourth and fifth anniversary dates of the grant. Effective January 1, 1997, the 1992 Plan was further amended by the Compensation Committee of the Board of Directors to retroactively shorten the vesting period for all option grants made after December 31, 1993 to four years. The options subject to this amendment now have a vesting schedule that allows vesting in 25% increments on each anniversary date of the grant, so that 100% of the options are vested after four years, subject to the terms and conditions of the 1992 Plan.

(3) The value of unexercised options is calculated by multiplying the number of options outstanding by the difference between the option exercise price and the December 31, 1996 closing price of $32.00 per share of the Company's Common Stock as reported on the New York Stock Exchange Composite Transactions Index, and may not represent amounts actually realized by the named individual.

(4) No named individual exercised stock options in 1996.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     During 1996, the Compensation Committee (the "Committee") of the Company's Board of Directors consisted of Mr. Walther, Ms. Bechtle, Mr. Butcher and Mr. McLin. In addition, Mr. James Harvey was a member of the Committee until June of 1996. All members of the Committee during 1996 were not employees of the Company or any of its subsidiaries. The Committee has overall responsibility for the Company's executive compensation policies and practices. Each member satisfies the applicable requirements of Section 16 of the Securities Exchange Act of 1934, as amended, and is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee determines the compensation of the Chairman of the Company and, upon recommendation of the Chairman and the President, reviews and approves all executive officers' compensation, including salary, payments under the annual executive bonus plans, and awards under stock option and stock incentive plans. The Committee has provided the following report on the Chairman's compensation, the compensation policies of the Company as they apply to its executive officers and the relationship of Company performance to executive compensation.

COMPENSATION POLICIES

     The Company's compensation policies are designed to address a number of objectives, including rewarding financial performance and motivating executive officers to achieve significant returns for stockholders. The Company's policies rely on two principles. First, a significant portion of executive officers' total compensation should be in the form of stock and stock-based incentives. Second, a large portion of their cash compensation should be at risk and vary, depending upon meeting stated financial objectives.

     When establishing salaries, bonus levels and stock-based awards for executive officers, the Committee considers the individual's role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies, based on periodic reviews of competitive data obtained from independent consultants. The Committee reviews companies of similar size, rates of growth and financial returns to the Company, including, but not limited to, some of the companies included in the Dow Jones Securities Brokerage Group Index. Companies outside the financial services industry are selected for inclusion in the review based upon the extent to which they satisfy a list of selection criteria, which includes size, growth rates, similar financial performance, leadership status in their industry, reputation for innovation, and the extent to which they compete with the Company for executives, not all of which will be satisfied in any particular case. The Committee believes it is necessary to include in its review companies other than those included in the Dow Jones Securities Brokerage Group Index because the Company frequently recruits employees from outside the financial services industry, depending upon the specific skills required for the position. The Committee uses comparative data to set compensation targets that will provide executive officers with compensation that exceeds the average amounts paid to similar executives of comparable companies in years in which the Company achieves superior performance, and with compensation below the average of amounts paid to similar executives of comparable companies in years in which the Company fails to achieve superior performance. However, the Committee also makes discretionary and subjective determinations of appropriate compensation amounts to reflect, for example, the Company's philosophy of compensating executives for the success they achieve in managing specific enterprises. In the case of the compensation of the President, the Committee places considerable weight on the recommendations of the Chairman, and with respect to executive officers other than the Chairman and the President, the Committee places considerable weight upon the recommendations of the Chairman and the President.

THE IMPORTANCE OF OWNERSHIP

     A fundamental tenet of the Company's compensation policy is that significant equity participation creates a vital long term partnership between management/owners and other stockholders. Through the Profit Sharing Plan and various stock incentive plans, the benefits of equity ownership are extended to executive officers and employees of the Company and its subsidiaries. As of March 13, 1997, the directors, executive officers and other senior officers of the Company and its subsidiaries owned an aggregate of 44,885,173 shares and had the right to acquire an additional 5,955,975 shares upon the exercise of employee stock options which were exercisable on March 13, 1997 or within sixty days thereafter. In addition, the Profit Sharing Plan held 16,459,957 shares. These interests, exclusive of other outstanding options, represented in the aggregate 38.2% of the outstanding capital stock of the Company. The Company intends to continue its strategy of encouraging its employees to become stockholders.

     The chart which follows this report compares changes in the Company's cumulative total returns with those of the S&P 500 Index and the Dow Jones Securities Brokerage Group Index. From December 31, 1991 through December 31, 1996 the cumulative total return of the Company's stock was 394%. By comparison, in the same period the Dow Jones Securities Brokerage Group Index grew 143% and the S&P 500 Index grew 103%. The Committee believes that the executive officers' equity participation in the Company is a meaningful factor contributing to the Company's success.

ANNUAL BASE SALARY

     The Company believes that base salary is frequently a significant factor in attracting, motivating and retaining skilled executive officers. Accordingly, the Committee reviews base salaries of executive officers annually and generally sets the base salary of its executive officers at or near the average of the levels paid by the other companies it reviews. (See "Compensation Policies.")

VARIABLE COMPENSATION

     Corporate Executive Bonus Plan. The Corporate Executive Bonus Plan ("the Bonus Plan") pays bonuses each year to executive officers (other than the Chairman, who is covered under an employment agreement with the Company, see "Chairman's Compensation" below) based on the Company's performance. Depending upon the Company's net revenue growth and pre-tax profit margin, the Bonus Plan is paid out at a percentage of each participant's bonus target. Targets are expressed as a percentage of base salary, which are determined by the Committee based on the factors discussed above (see "Compensation Policies"). The Committee sets target bonuses in the first quarter of each year based upon the recommendation of the Chairman and, where appropriate, the President. In the case of the President, who receives all of his annual incentive compensation under the Bonus Plan, the target bonus can be up to 300% of base salary. In the case of the remaining executive officers, who also participate in the Annual Executive Individual Performance Plan (discussed below), the target bonuses can be up to 50% of base salary. The target bonus is adjusted upward or downward, in accordance with a payout matrix adopted by the Committee at the time the target bonus is established, resulting in a payout of a multiple (or fraction) of the target bonus depending upon the Company's performance. The factors determining bonuses in the matrix are pre-tax profit margin and net revenue growth. In general, a given percentage change in pre-tax profit margin will have a greater impact on the determination of bonus payments than the same percentage change in the net revenue growth rate. In 1996, the Company achieved a pre-tax profit margin of 21.3% and net revenue growth of 30.4%. Based on this performance, executive officers received bonuses in excess of 100% of their target bonus amounts in 1996.

     Annual Executive Individual Performance Plan. The Annual Executive Individual Performance Plan (the "Individual Performance Plan") pays bonuses to executive officers other than the Chairman, Vice Chairman and President based on a subjective determination of each such officer's individual contribution to the attainment of the Company's performance objectives, made by the Committee upon the recommendation of the Chairman and the President. In general, such recommendations are based in significant part upon such officer's success in achieving specific goals identified in such officer's business plan. The amount available for payments under the Individual Performance Plan is determined in accordance with a matrix, adopted by the Committee in its discretion, in advance from time to time, that generates a funding amount based upon the level of the Company's net revenue growth and pre-tax profit margin. Although individual bonuses under the Individual Performance Plan may vary in recognition of individual achievements, the aggregate amount of executive officer bonuses payable under the Individual Performance Plan is based strictly on the Company's performance.

     1992 Stock Incentive Plan. In 1992, the Board of Directors approved a stock incentive plan (the "1992 Plan"), which was approved by the stockholders of the Company at the 1992 Annual Meeting and became effective on May 8, 1992. Under the 1992 Plan, stock option grants are made to executive officers by the Committee, based upon the factors discussed above (see "Compensation Policies").

     The Committee has adopted a policy of granting infrequent and large stock option awards to executive officers rather than annual, smaller grants. The Committee believes that large, but infrequent awards provide a more powerful incentive to executive officers to achieve sustained growth over the long term. The Committee intends that stock-based incentives will be the sole long-term incentives payable to executive officers.

     During 1996, stock option grants were made to certain of the Company's executive officers. In addition, certain of the Company's executive officers received grants of restricted shares. To determine the size of the grants, the Company reviewed and presented to the Committee data obtained from an independent consultant concerning levels of long term compensation for executive officers of selected financial services companies and companies of comparable size, rates of growth, and/or financial returns, as well as the value of outstanding non-vested options held by the individual.

CHAIRMAN'S COMPENSATION

     The Company's Chairman, Charles R. Schwab, is compensated based on an employment agreement that was entered into between the Company and Mr. Schwab and approved by the stockholders, effective as of March 31, 1995 (see "Employment Agreement and Name Assignment"). Under the terms of his Employment Agreement, Mr. Schwab receives a base salary of $800,000. Mr. Schwab's annual bonus, if any, is a multiple of his base salary. The multiple is based on the Company's performance for the year relative to net revenue growth and pre-tax profit margin, and is determined under a matrix adopted by the Committee which has the authority to adjust the matrix from time to time (in advance).

     The Committee believes that Mr. Schwab's leadership is a vital factor in the Company's success. The Committee believes that Mr. Schwab provides the Company with the leadership, vision and inspiration for innovation that has generated the Company's growth and superior performance, and that the Company's overall strategic direction as developed by Mr. Schwab is critical to enhancing the future long term value of the Company for its stockholders. Mr. Schwab's leadership has enabled the Company to substantially outperform both the S&P 500 Index and the Dow Jones Securities Brokerage Group Index over the past five year period. Based upon the Company's attainment in 1996 of a pre-tax profit margin of 21.3% and net revenue growth of 30.4%, which resulted in pre-tax profit of over $394,000,000, the amount of Mr. Schwab's annual bonus for 1996, calculated pursuant to the matrix, was $9,387,000.

TAX LAW LIMITS ON EXECUTIVE COMPENSATION

     Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and payments are contingent on stockholder approval of the compensation arrangement. The Company believes that it is in the best interests of its stockholders to structure compensation plans to achieve deductibility under Section 162(m), except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. Accordingly, the Company's Corporate Executive Bonus Plan and 1992 Stock Incentive Plan were approved by the stockholders in 1994, amendments to the Company's Corporate Executive Bonus Plan were approved by the stockholders in 1995, and the Company's employment agreement with Mr. Schwab was approved by the stockholders in 1995 (see "Employment Agreement and Name Assignment"). The Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m); deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation.

                                        Compensation Committee of the Board of
                                        Directors

                                        Roger O. Walther, Chairman
                                        Nancy H. Bechtle
                                        C. Preston Butcher
                                        Stephen T. McLin

                               PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total returns for the Company's Common Stock, the S&P 500 Index and the Dow Jones Securities Brokerage Group Index, each of which assumes an initial investment of $100 and reinvestment of dividends.

                                    [CHART]

             Comparison of Five Year Cumulative Total Return* Among
               The Charles Schwab Corporation, S&P 500 Index and
     Dow Jones Securities Brokerage Group Index Over Five Year Period Ended
                              December 31, 1996**


                                                                 Dow Jones
                                     The Charles                 Securities                  S & P
                                  Schwab Corporation        Brokerage Group Index          500 Index
Dec-91                                  100                         100                       100
Dec-92                                   87                         103                       108
Dec-93                                  162                         133                       118
Dec-94                                  177                         118                       120
Dec-95                                  308                         161                       165
Dec-96                                  494                         243                       203

-------------------------------

 * Total return assumes reinvestment of dividends.

** Information presented as of the end of each fiscal year ended December 31.

                    EMPLOYMENT AGREEMENT AND NAME ASSIGNMENT

     The Company has entered into an employment agreement with Mr. Schwab, effective March 31, 1995 (the "Employment Agreement"), which was approved by the Company's stockholders and replaced an earlier employment agreement. The Employment Agreement has an initial term of five years, and provides that as of each March 31, the term of the Employment Agreement is automatically extended by an additional year, subject to the same terms and conditions, unless either party provides notice to the other, by that date, of an intention not to extend the agreement.

     The Employment Agreement provides for an annual base salary of $800,000 and provides that Mr. Schwab will participate in all compensation and fringe benefit programs made available to other executive officers, including the Company's stock incentive plans. In lieu of participating in the executive bonus plans, Mr. Schwab's annual bonus, if any, is a multiple of his base salary. This multiple is based on the Company's performance for the year relative to net revenue growth and pre-tax profit margin, and is determined under a matrix adopted by the Committee which has the authority to adjust the matrix from time to time (in advance). The matrix is also subject to annual, automatic adjustment based on increases in the Consumer Price Index.

     The Employment Agreement also provides that certain compensation and benefits will be paid or provided to Mr. Schwab (or his immediate family or estate) in the event his employment is terminated involuntarily, other than for cause, prior to the expiration of the Employment Agreement. For these purposes, "cause" is defined as the commission of a felonious act, or willful and gross negligence or misconduct that results in material harm to the Company. Mr. Schwab's resignation following a material change in his capacities or duties at Schwab or the Company is included in the definition of "involuntary termination." If an involuntary termination is for reasons other than death, disability or for "cause," Mr. Schwab will be entitled to receive for a period of 36 months all compensation to which he would have been entitled had he not been terminated, including his base salary and participation in all bonus, incentive and other compensation benefit plans for which he was or would have been eligible (but excluding additional grants under the Company's stock incentive plans). In addition, all outstanding, unvested awards under the Company's stock incentive plans will vest fully on the effective date of the termination. If an involuntary termination is by reason of disability, Mr. Schwab will be entitled to receive his base salary, less any payments under the Company's long term disability plan, and benefits (but not bonuses or other incentive compensation) for a period of 36 months from such termination, and shall also receive a pro-rated portion of any bonus or incentive payments payable with respect to the year in which the disability occurs. If an involuntary termination is by reason of death, a lump sum payment will be made to Mr. Schwab's estate equal to five times his then base salary. If Mr. Schwab should voluntarily resign his employment within 24 months of a change in control of the Company, he shall be entitled to receive a pro-rated portion of any bonus or incentive payments payable with respect to the year in which the resignation occurs.

     In addition, if Mr. Schwab's employment should terminate on account of any voluntary resignation, or on account of an involuntary termination occurring within 24 months of a change in control of the Company,

Mr. Schwab shall have the right (but not the obligation) to enter into a consulting arrangement under which he would provide certain consulting services to the Company for a period of five years, in exchange for an annual payment equal to the lesser of $1 million or 75% of his then base salary. The Employment Agreement precludes Mr. Schwab from becoming associated with any business competing with the Company for a period of five years following a voluntary resignation of employment (except that such covenant would not apply in the event of a resignation of employment occurring within 24 months of a change in control of the Company).

     The Company and Schwab also are parties to an Assignment and License agreement with Mr. Schwab (the "Name Assignment") that was approved in July 1987 by the Company's non-employee director. Pursuant to the Name Assignment, Mr. Schwab has assigned to the Company all service mark, trademark, and trade name rights in and to Mr. Schwab's name (and variations thereon) and likeness, subject to Mr. Schwab's perpetual, exclusive, irrevocable right to use his name and likeness for any activity other than the financial services business. In addition, Mr. Schwab will be entitled to use his likeness in the financial services business, beginning immediately after any termination of his employment, for some purposes (specifically, the sale, distribution, broadcast and promotion of books, videotapes, lectures, radio and television programs, and also any financial planning services that are not in direct competition with any business in which the Company or its subsidiaries are then engaged or plan to enter within three months), and beginning two years after any termination of his employment, for all other purposes, provided that Mr. Schwab may not use his likeness in a way that causes confusion as to whether the Company is involved with goods or services actually marketed by Mr. Schwab or by third parties unrelated to the Company. Subject to the same prohibition against actual confusion of customers, Mr. Schwab at all times will be able to use his own name to identify himself, but not as a service mark, trademark or trade name in the financial services business. The "financial services business" is defined in the Name Assignment as the business in which Schwab is currently engaged and any additional and related businesses in which the Company or Schwab is permitted to engage under rules and regulations of applicable regulatory agencies. The Company's right to assign or license the right to use Mr. Schwab's name and likeness are severely constrained during Mr. Schwab's lifetime.

     No cash consideration is to be paid to Mr. Schwab for the Name Assignment while he is employed by the Company or, after that employment terminates, while he is receiving compensation pursuant to an employment agreement with the Company. Beginning when all such compensation ceases, and continuing for a period of 15 years, Mr. Schwab or his estate will receive three tenths of one percent (0.3%) of the aggregate net revenues of the Company (on a consolidated basis) and those of its unconsolidated assignees and licensees that use the name or likeness. These payments may not, however, exceed $2,000,000 per year, adjusted up or down to reflect changes from the cost of living prevailing in the San Francisco Bay Area during specified months in 1987, and they will terminate if the Company and its subsidiaries cease using the name and likeness.

                         CERTAIN SEVERANCE ARRANGEMENTS

     The Company has a Change in Control Severance Plan (the "Severance Plan"), which covers the executive officers named in the Summary Compensation Table (except Mr. Schwab). The Severance Plan provides that, if the executive is terminated other than for cause within three years after a change in control of the Company or if the executive terminates his or her employment for good reason within such three-year period or voluntarily during the thirty-day period following the first anniversary of the change in control, the executive is entitled to receive a lump sum severance payment equal to three times the sum of the executive's base salary and highest annual bonus, together with certain other payments and benefits, including continuation of employee welfare benefits. An additional payment is required to compensate the executive for any excise taxes imposed upon payments under the agreements.

                              CERTAIN TRANSACTIONS

     Certain directors and executive officers maintain margin trading accounts with Schwab. Extensions of credit in such accounts are made in the ordinary course of Schwab's business, are made on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and do not involve more than the normal risk of collectibility or present other unfavorable features. To the extent any employees of the Company wish to purchase common stock in brokerage transactions, they ordinarily are required to do so through Schwab. Schwab offers its employees a 20% discount on its standard commission rates for all brokerage transactions.

     Schwab provides administrative services to Transamerica Occidental Life Insurance Company and First Transamerica Life Insurance Company, both of which are indirect subsidiaries of Transamerica Corporation ("Transamerica"), in connection with certain life insurance and annuity products. Schwab received approximately $381,000 in payment for these services in 1996. Transamerica beneficially owns more than 5% of the outstanding Common Stock of the Company.

                                     VOTING

     Each stockholder may exercise his or her right to vote either in person or by properly executed proxy. Shares represented by a properly executed proxy received by the Company in time to permit its use at the Annual Meeting will be voted as indicated on the proxy, unless such proxy has previously been revoked. If no instructions are indicated on the proxy, such shares will be voted for the Board of Directors' nominees to the Board of Directors of the Company, for the amendments to the 1992 Plan and against the stockholder proposal requesting that the Board of Directors amend the Certificate of Incorporation. Under applicable Delaware law, abstentions are considered as shares present and entitled to vote and, therefore, will have the same effect as a vote against a matter presented at the meeting.

     Stockholders may revoke the authority granted by their proxies at any time before the exercise of the powers conferred thereby by notice in writing delivered to the Secretary of the Company; by submitting a subsequently dated proxy; or by attending the Annual Meeting, withdrawing the proxy and voting in person.

     Brokers (other than Schwab) who hold shares in street name for customers have the authority under applicable New York Stock Exchange rules to vote on the election of directors. Schwab is entitled to vote such shares only in the same proportion as the Company's shares are voted by all record holders. With respect to all other matters presented for a vote, shares as to which brokers do not cast a vote pursuant to discretionary voting authority from their customers or authority under the New York Stock Exchange rules to vote on a particular matter are regarded as broker non-votes. Broker non-votes are considered under Delaware law as shares not entitled to vote with respect to such matter, but are counted toward the establishment of a quorum.

     Participants in the Profit Sharing Plan are entitled to instruct the purchasing agent of the Profit Sharing Plan how to vote all shares of Common Stock that are allocated to participants' individual accounts under the ESOP component of the Profit Sharing Plan, as well as participants' proportionate interest in shares of Common Stock held for the benefit of participants in non-ESOP components. Participants will receive individual proxies for the voting of such shares. If the purchasing agent does not receive voting instructions from participants with respect to all such shares, the unvoted shares will be voted in the same proportion as the shares for which voting instructions were received by the purchasing agent. Similarly, shares held by the Profit Sharing Plan under the ESOP component that have not yet been allocated to the ESOP accounts of individual participants will be voted by the purchasing agent in the same proportion as the votes cast by all shares voted by Profit Sharing Plan participants. A proxy given by any stockholder participating through the transfer agent in the Company's Dividend Reinvestment and Stock Purchase Plan will govern the voting of all shares of Common Stock held for such stockholder's account under that Plan.

            APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has selected Deloitte & Touche LLP as the Company's independent certified public accountants for the current fiscal year. Through its predecessor, Deloitte Haskins & Sells, Deloitte & Touche LLP has served as the accountants for the Company or Schwab since 1976. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement.

                             ADDITIONAL INFORMATION

     The Company will pay all costs of distribution and solicitation of proxies. Brokers, nominees, fiduciaries and other custodians will be reimbursed their reasonable fees and expenses incurred in forwarding proxy materials to beneficial owners. MacKenzie Partners, Inc. has been retained at an estimated cost of $12,000 to assist in the solicitation of proxies. In addition, proxies may be solicited by employees of the Company or its subsidiaries without additional compensation. The solicitations may be by mail, telephone and other means.

                             STOCKHOLDER PROPOSALS

     In order for a stockholder's proposal to be considered for inclusion in the Company's proxy statement for the 1998 Annual Meeting of Stockholders, such proposal must be delivered to the attention of the Secretary of the Company and received at the Company's principal executive office no later than November 23, 1997.

     If a stockholder wants to nominate a person for election to the Board of Directors, or bring other business before an annual meeting which has not been submitted to the Company as a stockholder proposal for inclusion in the proxy statement, the stockholder must follow procedures outlined in the Company's bylaws. One of the procedural requirements in the bylaws is timely written notice to the Secretary of the Company. A copy of these procedures is available upon request from the Secretary of the Company, 101 Montgomery Street, San Francisco, California 94104.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Mary B. Templeton

                                            Mary B. Templeton
                                            Corporate Secretary

March 21, 1997
San Francisco, California

                                                          NOTICE
                                                            OF
                                                          ANNUAL
                                                       STOCKHOLDERS
                                                         MEETING
                                                           AND
                                                          PROXY
                                                        STATEMENT

                                          --------------------------------------
                                                           1997

                                           [THE CHARLES SCHWAB CORPORATION LOGO]

PROXY                    THE CHARLES SCHWAB CORPORATION                    PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 12, 1997

      The undersigned hereby appoints Charles R. Schwab and Lawrence J. Stupski, or either of them, proxies with full power of substitution and revocation in each, to represent the undersigned and to vote, in accordance with the instructions set forth in this Proxy, the number of shares of Common Stock of The Charles Schwab Corporation set forth on the reverse side, which shares the undersigned has the power to vote at the Annual Meeting of Stockholders to be held on May 12, 1997 or at any adjournment or postponement thereof. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

      THIS PROXY ALSO RELATES TO SHARES HELD UNDER THE CHARLES SCHWAB CORPORATION DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN.

      YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO P. O. BOX 2702, CHICAGO, IL 60690-9402 SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.

      The shares covered by this proxy will be voted in accordance with the directions made on the reverse side. If no direction is given, this proxy will be voted "FOR" all listed nominees for director (Proposal No. 1) and the amendment to the 1992 Stock Incentive Plan (Proposal No. 2) and "AGAINST" the stockholder proposal requesting that the Board of Directors amend the Certificate of Incorporation (Proposal No. 3).

                         THE CHARLES SCHWAB CORPORATION

      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.




The Board of Directors recommends a vote "FOR" the following proposals.

1.  Election of Directors-

Nominees: David S. Pottruck, Nancy H. Bechtle and C. Preston Butcher

 For        Withhold     For All
 All        All          Except those whose names(s) appear below.
 ____       ____         ____     ______________________________________________

2. Approval of Amendment to the 1992 Stock Incentive Plan.

For         Against      Abstain
____        ____         ____


The Board of Directors recommends a vote "AGAINST" the following proposal.

3. Stockholder proposal requesting that the Board of Directors amend the Certificate of Incorporation.

For         Against      Abstain
____        ____         ____



This Proxy will be voted as directed. The Board of Directors proposes and recommends a vote "FOR" Proposal No. 1 and Proposal No. 2 and a vote "AGAINST" Proposal No. 3. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendation.


                                   Dated: ________________________________, 1997

Signature(s)____________________________________________________________________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as a Fiduciary or for an estate, trust, corporation or partnership, your title or capacity should be stated.

                         THE CHARLES SCHWAB CORPORATION
                            1992 STOCK INCENTIVE PLAN
           (RESTATED TO INCLUDE AMENDMENTS THROUGH SEPTEMBER 17, 1996)


ARTICLE 1.  INTRODUCTION.

         The Plan was adopted by the Board of Directors on March 26, 1992. The purpose of the Plan is to promote the long-term success of the Company and the creation of incremental stockholder value by (a) encouraging Non-Employee Directors and Key Employees to focus on long-range objectives, (b) encouraging the attraction and retention of Non-Employee Directors and Key Employees with exceptional qualifications and (c) linking Non-Employee Directors and Key Employees directly to stockholder interests. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Performance Share Awards or Options, which may constitute incentive stock options or nonstatutory stock options. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

ARTICLE 2.  ADMINISTRATION.

         2.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of two or more Non-Employee Directors, who shall be appointed by the Board.

         2.2 Committee Responsibilities. The Committee shall select the Key Employees who are to receive Awards under the Plan, determine the amount, vesting requirements and other conditions of such Awards, may interpret the Plan, and make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

ARTICLE 3.  LIMITATION ON AWARDS.

         The aggregate number of Restricted Shares, Performance Share Awards and Options awarded under the Plan shall not exceed 6,550,000 (including those shares awarded prior to the amendment of the Plan). If any Restricted Shares, Performance Share Awards or Options are forfeited, or if any Performance Share Awards terminate for any other reason without the associated Common Shares being issued, or if any Options terminate for any other reason before being exercised, then such Restricted Shares, Performance Share Awards or Options shall again become available for Awards under the Plan. The limitation of this Article 3 shall be subject to adjustment pursuant to Article 10. Any Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares.

         Subject to the overall limit on the aggregate shares set forth above, the following limitations shall apply: (a) The maximum number of Common Shares which may be granted subject to an Option to any one Participant in any one fiscal year shall be 500,000; and (b) The maximum number of Restricted Shares or Performance Share Awards which may be granted to any one Participant in any one fiscal year shall be 200,000.

ARTICLE 4. ELIGIBILITY.

         4.1 General Rule. Key Employees and Non-Employee Directors shall be eligible for designation as Participants by the Committee.

         4.2 Non-Employee Directors. In addition to any awards pursuant to
Section 4.1, Non-Employee Directors shall be entitled to receive the automatic NSOs described in this Section 4.2.

(a) Each Non-Employee Director shall receive a Non-Officer Stock Option covering 2,500 Common Shares for each Award Year with respect to which he or she serves as a Non-Employee Director on the grant date described in subsection (b) below; provided that the Non-Officer Stock Option shall cover 1,500 shares if the Exercise Price determined as of the grant date, is $35 or more;

           (b) The NSO for a particular Award Year shall be granted to each Non-Employee Director as of May 15 of each Award Year, and if May 15 is not a business day, then the grant shall be made on and as of the next succeeding business day;

           (c) Each NSO shall be exercisable in full at all times during its term;

           (d) The term of each NSO shall be 10 years; provided, however, that any unexercised NSO shall expire on the date that the Optionee ceases to be a Non-Employee Director or a Key Employee for any reason other than death or disability. If an Optionee ceases to be a Non-Employee Director or Key Employee on account of death or disability, any unexercised NSO shall expire on the earlier of the date 10 years after the date of grant or one year after the date of death or disability of such Director; and

           (e) The Exercise Price under each NSO shall be equal to the Fair Market Value on the date of grant and shall be payable in any of the forms described in Article 6.

         4.3 Ten-Percent Stockholders. A Key Employee who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (a) the Exercise price under such ISO is at least 110 percent of the Fair Market Value of a Common Share on the date of grant and (b) such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

         4.4 Attribution Rules. For purposes of Section 4.3, in determining stock ownership, a Key Employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors or lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which the Key Employee holds an option shall not be counted.

         4.5 Outstanding Stock. For purposes of Section 4.3, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the ISO to the Key Employee. "Outstanding stock" shall not include treasury shares or shares authorized for issuance under outstanding options held by the Key Employee or by any other person.

ARTICLE 5. OPTIONS.

         5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan, and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Committee may designate all or any part of an Option as an ISO (or, in the case of a Key Employee who is subject to the tax laws of a foreign jurisdiction, as an option qualifying for favorable tax treatment under the laws of such foreign jurisdiction), except for Options granted to Non-Employee Directors under
Section 4.2.

         5.2 Options Nontransferability. No Option granted under the Plan shall be transferable by the Optionee other than by will or the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by him or her. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

         5.3 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. Each Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

         5.4 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price under an Option shall not be less than 100 percent of the Fair Market Value of a Common Share on the date of grant, except as otherwise provided in Section 4.3. Subject to the preceding sentence, the Exercise Price under any Option shall be determined by the Committee. The Exercise Price shall be payable in accordance with Article 6.

         5.5 Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option. The term of an ISO shall in no event exceed 10 years from the date of grant, and Section 4.3 may require a shorter term. Subject to the preceding sentence, the Committee shall determine when all or any part of an Option is to become exercisable and when such Option is to expire; provided that, in appropriate cases, the Company shall have the discretion to extend the term of an Option or the time within which, following termination of employment, an Option may be exercised, or to accelerate the exercisability of an Option. A Stock Option Agreement may provide for accelerated exercisability in the event of the Participant's death, disability, Retirement, or other termination of employment and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's employment; provided that upon an Optionee's Retirement, the exercisability of all outstanding Options shall be accelerated, other than any Options that had been granted within two years of the date of the Optionee's Retirement. Except as provided in Section 4.2, NSOs may also be awarded in combination with Restricted Shares, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Shares are forfeited. In addition, NSOs granted under this Section 5 may be granted subject to forfeiture provisions which provide for forfeiture of the Option upon the exercise of tandem awards, the terms of which are established in other programs of the Company.

         5.6 Limitation on Amount of ISOs. The aggregate fair market value (determined at the time the ISO is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000; provided, however, that all or any portion of an Option which cannot be exercised as an ISO because of such limitation shall be treated as an NSO.

         5.7 Effect of Change in Control. The Committee (in its sole discretion) may determine, at the time of granting an Option, that such Option shall become fully exercisable as to all Common Shares subject to such Option immediately preceding any Change in Control with respect to the Company.

         5.8 Restrictions on Transfer of Common Shares. Any Common Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Common Shares.

         5.9 Authorization of Replacement Options. Concurrently with the grant of any Option to a Participant (other than NSOs granted pursuant to Section 4.2), the Committee may authorize the grant of Replacement Options. If Replacement Options have been authorized by the Committee with respect to a particular award of Options (the "Underlying Options"), the Option Agreement with respect to the Underlying Options shall so state, and the terms and conditions of the Replacement Options shall be provided therein. The grant of any Replacement Options shall be effective only upon the exercise of the Underlying Options through the use of Common

Shares pursuant to Section 6.2 or Section 6.3. The number of Replacement Options shall equal the number of Common Shares used to exercise the Underlying Options, and, if the Option Agreement so provides, the number of Common Shares used to satisfy any tax withholding requirements incident to the exercise of the Underlying Options in accordance with Section 13.2. Upon the exercise of the Underlying Options, the Replacement Options shall be evidenced by an amendment to the Underlying Option Agreement. Notwithstanding the fact that the Underlying Option may be an ISO, a Replacement Option is not intended to qualify as an ISO. The Exercise Price of a Replacement Option shall be no less than the Fair Market Value of a Common Share on the date the grant of the Replacement Option becomes effective. The term of each Replacement Option shall be equal to the remaining term of the Underlying Option. No Replacement Options shall be granted to Optionees when Underlying Options are exercised pursuant to the terms of the Plan and the Underlying Option Agreement following termination of the Optionee's employment. The Committee, in its sole discretion, may establish such other terms and conditions for Replacement Options as it deems appropriate.

         5.10 Options Granted to Non-United States Key Employees. In the case of Key Employees who are subject to the tax laws of a foreign jurisdiction, the Company may issue Options to such Key Employees that contain terms required to conform with any requirements for favorable tax treatment imposed by the laws of such foreign jurisdiction, or as otherwise may be required by the laws of such foreign jurisdiction. The terms of any such Options shall be governed by the Plan, subject to the terms of any Addendum to the Plan specifically applicable to such Options.


ARTICLE 6.  PAYMENT FOR OPTION SHARES.

         6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

           (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. However, the Committee may specify in the Stock Option Agreement that payment may be made pursuant to Section 6.2 or 6.3.

           (b) In the case of an NSO, the Committee may at any time accept payment pursuant to Section 6.2 or 6.3.

         6.2 Surrender of Stock. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which are surrendered to the Company. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. In the event that the Common Shares being surrendered are Restricted Shares that have not yet become vested, the same restrictions shall be imposed upon the new Common Shares being purchased.

         6.3 Exercise/Sale. To the extent this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to Charles Schwab & Co., Inc. to sell Common Shares (including the Common Shares to be issued upon exercise of the Options) and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.


ARTICLE 7.  RESTRICTED SHARES AND PERFORMANCE SHARE AWARDS.

         7.1 Time, Amount and Form of Awards. The Committee may grant Restricted Shares or Performance Share Awards with respect to an Award Year during such Award Year or at any time thereafter. Each such Award shall be evidenced by a Stock Award Agreement between the Award recipient and the Company. The amount of each Award of Restricted Shares or Performance Share Awards shall be determined by the Committee. Awards under the Plan may be granted in the form of Restricted Shares or Performance Share Awards or in any combination thereof, as the Committee shall determine at its sole discretion at the time of the grant. Restricted Shares or Performance Share Awards may also be awarded in combination with NSOs, and such an Award may provide that the Restricted Shares or Performance Share Awards will be forfeited in the event that the related NSOs are exercised.

         7.2 Payment for Restricted Share Awards. To the extent that an Award is granted in the form of Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash an amount equal to the par value of such Restricted Shares.

         7.3 Vesting or Issuance Conditions. Each Award of Restricted Shares shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. Common Shares shall be issued pursuant to Performance Share Awards in full or in installments upon satisfaction of the issuance conditions specified in the Stock Award Agreement. The Committee shall select the vesting conditions in the case of Restricted Shares, or issuance conditions in the case of Performance Share Awards, which may be based upon the Participant's service, the Participant's performance, the Company's performance or such other criteria as the Committee may adopt. A Stock Award Agreement may also provide for accelerated vesting or issuance, as the case may be, in the event of the Participant's death, disability or retirement. The Committee, in its sole discretion, may determine, at the time of making an Award of Restricted Shares, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company. The Committee, in its sole discretion, may determine, at the time of making a Performance Share Award, that the issuance conditions set forth in such Award shall be waived in the event that a Change in Control occurs with respect to the Company.

         The Committee shall have the discretion to adjust the payouts associated with Awards downward. Unless and until (i) the rules set forth under Code Section 162(m) permit discretionary adjustments to increase payouts; or
(ii) the Committee determines that compliance with Code Section 162(m) is not desired with respect to some or all Named Executive Officers, no payout associated with an Award held by a Named Executive Officer shall be discretionarily adjusted upward in a manner that would eliminate the ability of the Award to satisfy the "performance-based" exception under Treasury Regulation Section 1.162 - 27(e)(2).

         7.4 Form of Settlement of Performance Share Awards. Settlement of Performance Share Awards shall only be made in the form of Common Shares. Until a Performance Share Award is settled, the number of Performance Share Awards shall be subject to adjustment pursuant to Article 10.

         7.5 Death of Recipient. Any Common Shares that are to be issued pursuant to a Performance Share Award after the recipient's death shall be delivered or distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Performance Share Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Common Shares that are to be issued pursuant to a Performance Share Award after the recipient's death shall be delivered or distributed to the recipient's estate. The Committee, in its sole discretion, shall determine the form and time of any distribution(s) to a recipient's beneficiary or estate.

ARTICLE 8.  CLAIMS PROCEDURES.

         Claims for benefits under the Plan shall be filed in writing with the Committee on forms supplied by the Committee. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the claim is filed. If the claim is denied, the notice of disposition shall set forth the specific reasons for the denial, citations to the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim. If the claimant wishes further consideration of his or her claim, the claimant may appeal a denied claim to the Committee (or to a person designated by the Committee) for further review. Such appeal shall be filed in writing with the Committee on a form supplied by the Committee, together with a written statement of the claimant's position, no later than 90 days following receipt by the claimant of written notice of the denial of his or her claim. If the claimant so requests, the Committee shall schedule a hearing. A decision on review shall be made after a full and fair review of the claim and shall be delivered in writing to the claimant no later than 60 days after the Committee's receipt of the notice of appeal, unless special circumstances (including the need to hold a hearing) require an extension of time for processing the appeal, in which case a written decision on review shall be delivered to the claimant as soon as possible but not later than 120 days after the Committee's receipt of the appeal notice. The claimant shall be notified in writing of any such extension of time. The written decision on review shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and shall specifically refer to the pertinent Plan provisions on which it is based. All determinations of the Committee shall be final and binding on Participants and their beneficiaries.

ARTICLE 9.  VOTING RIGHTS AND DIVIDENDS.

         9.1      Restricted Shares.

           (a) All holders of Restricted Shares who are not Named Executive Officers shall have the same voting, dividend, and other rights as the Company's other stockholders.

           (b) During the period of restriction, Named Executive Officers holding Restricted Shares granted hereunder shall be credited with all regular cash dividends paid with respect to all Restricted Shares while they are so held. If a dividend is paid in the form of cash, such cash dividend shall be credited to Named Executive Officers subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid. If any dividends or distributions are paid in shares of Common Stock, the shares of Common Stock shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid. Subject to the succeeding paragraph, and to the restrictions on vesting and the forfeiture provisions, all dividends credited to a Named Executive Officer shall be paid to the Named Executive Officer within forty-five (45) days following the full vesting of the Restricted Shares with respect to which such dividends were earned.

                  In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the longer of: (i) the remaining vesting period of the Restricted Shares with respect to which the dividend is paid; or (ii) six (6) months. The Committee shall establish procedures for the application of this provision.

                  Named Executive Officers holding Restricted Shares shall have the same voting rights as the Company's other stockholders.

         9.2 Performance Share Awards. The holders of Performance Share Awards shall have no voting or dividend rights until such time as any Common Shares are issued pursuant thereto, at which time they shall have the same voting, dividend and other rights as the Company's other stockholders.

ARTICLE 10.  PROTECTION AGAINST DILUTION; ADJUSTMENT OF AWARDS.

         10.1 General. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (a) the number of Options, Restricted Shares and Performance Share Awards available for future Awards under Article 3, (b) the number of Performance Share Awards included in any prior Award which has not yet been settled, (c) the number of Common

Shares covered by each outstanding Option or (d) the Exercise Price under each outstanding Option.

         10.2 Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options, Restricted Shares and Performance Share Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for settlement in cash.

         10.3 Reservation of Rights. Except as provided in this Article 10, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Common Shares subject to an Option. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

ARTICLE 11. LIMITATION OF RIGHTS.

         11.1 Employment Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain employed by the Company or any Subsidiary. The Company and its Subsidiaries reserve the right to terminate the employment of any employee at any time, with or without cause, subject only to a written employment agreement (if any).

         11.2 Stockholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of a stock certificate for such Common Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 7, 9 and 10.

         11.3 Creditors' Rights. A holder of Performance Share Awards shall have no rights other than those of a general creditor of the Company. Performance Share Awards represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

         11.4 Government Regulations. Any other provision of the Plan notwithstanding, the obligations of the Company with respect to Common Shares to be issued pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award until such time as:

           (a) Any legal requirements or regulations have been met relating to the issuance of such Common Shares or to their registration, qualification or exemption from registration or qualification under the Securities Act of 1933, as amended, or any applicable state securities laws; and

           (b) Satisfactory assurances have been received that such Common Shares, when issued, will be duly listed on the New York Stock Exchange or any other securities exchange on which Common Shares are then listed.

ARTICLE 12.  LIMITATION OF PAYMENTS.

         12.1 Basic Rule. Any provision of the Plan to the contrary notwithstanding, in the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer in the nature of compensation to or for the benefit of a Participant, whether paid or payable (or transferred or transferable) pursuant to the terms of this Plan or otherwise (a "Payment"), would be nondeductible for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided, however, that the Committee, at the time of making an Award under this Plan or at any time thereafter, may specify in writing that such Award shall not be so reduced and shall not be subject to this Article 12. For purposes of this Article 12, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

         12.2 Reduction of Payments. If the Auditors determine that any Payment would be nondeductible because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election, the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 12, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 12 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan, and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

         12.3 Overpayments and Underpayments. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company on demand, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

         12.4 Related Corporations. For purposes of this Article 12, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 13. WITHHOLDING TAXES.

         13.1 General. To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Company shall not be required to make such payment or distribution until such obligations are satisfied.

         13.2 Nonstatutory Options, Restricted Shares or Performance Share Awards. The Committee may permit an Optionee who exercises NSOs, or who receives Awards of Restricted Shares, or who receives Common Shares pursuant to the terms of a Performance Share Award, to satisfy all or part of his or her withholding tax obligations by having the Company withhold a portion of the Common Shares that otherwise would be issued to him or her under such Awards. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of withholding taxes by surrendering Common Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

ARTICLE 14.  ASSIGNMENT OR TRANSFER OF AWARD.

         Any Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. However, this Article 14 shall not preclude (i) a Participant from designating a beneficiary to succeed, after the Participant's death, to those of the Participant's Awards (including without limitation, the right to exercise any unexercised Options) as may be determined by the Company from time to time in its sole discretion, or (ii) a transfer of any Award hereunder by will or the laws of descent or distribution.

ARTICLE 15.  FUTURE OF PLANS.

         15.1 Term of the Plan. The Plan, as set forth herein, shall become effective on May 8, 1992. The Plan shall remain in effect until it is terminated under Section 15.2, except that no ISOs shall be granted after May 7, 2002.

         15.2 Amendment or Termination. The Committee may, at any time and for any reason, amend or terminate the Plan; provided, however, that any amendment of the Plan shall be subject to the approval of the Company's stockholders to the extent required by applicable laws, regulations or rules.

         15.3 Effect of Amendment or Termination. No Award shall be made under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Option, Restricted Share or Performance Share Award previously granted under the Plan.

ARTICLE 16.  DEFINITIONS.

         16.1 "Award" means any award of an Option, a Restricted Share or a Performance Share Award under the Plan.

         16.2 "Award Year" means a fiscal year beginning January 1 and ending December 31 with respect to which an Award may be granted.

         16.3 "Board" means the Company's Board of Directors, as constituted from time to time.

         16.4 "Change in Control" means the occurrence of any of the following events after the effective date of the Plan as set out in Section 15.1:

           (a) A change in control required to be reported pursuant to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act;

           (b) A change in the composition of the Board, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company 24 months prior to such change or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination;

           (c) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); provided, however, that any change in the relative beneficial ownership of securities of any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

         16.5 "Code" means the Internal Revenue Code of 1986, as amended.

         16.6 "Committee" means the Compensation Committee of the Board, as constituted from time to time.

         16.7 "Common Share" means one share of the common stock of the Company.

         16.8 "Company" means The Charles Schwab Corporation, a Delaware corporation.

         16.9 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         16.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         16.11 "Exercise Price" means the amount for which one Common Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

         16.12 "Fair Market Value" means the market price of a Common Share, determined by the committee as follows:

           (a) If the Common Share was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite-transactions report for such date;

           (b) If the Common Share was traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market Value shall be equal to the last transaction price quoted by the NASDAQ system for such date;

           (c) If the Common Share was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and

           (d) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

         16.13 "ISO" means an incentive stock option described in section 422(b) of the Code.

         16.14 "Key Employee" means a key common-law employee of the Company or any Subsidiary, as determined by the Committee.

         16.15 "Named Executive Officer" means a Participant who, as of the date of vesting of an Award is one of a group of "covered employees," as defined in the Regulations promulgated under Code Section 162(m), or any successor statute.

         16.16 "Non-Employee Director" means a member of the Board who is not a common-law employee.

         16.17 "NSO" means an employee stock option not described in sections 422 through 424 of the Code.

         16.18 "Option" means an ISO or NSO or, in the case of a Key Employee who is subject to the tax laws of a foreign jurisdiction, an option qualifying for favorable tax treatment under the laws of such jurisdiction, including a Replacement Option, granted under the Plan and entitling the holder to purchase one Common Share.

         16.19 "Optionee" means an individual, or his or her estate, legatee or heirs at law that holds an Option.

         16.20 "Participant" means a Non-Employee Director or Key Employee who has received an Award.

         16.21 "Performance Share Award" means the conditional right to receive in the future one Common Share, awarded to a Participant under the Plan.

         16.22 "Plan" means this 1992 Stock Incentive Plan of The Charles Schwab Corporation, as it may be amended from time to time.

         16.23 "Replacement Option" means an Option that is granted when a Participant uses a Common Share held or to be acquired by the Participant to exercise an Option and/or to satisfy tax withholding requirements incident to the exercise of an Option.

         16.24 "Restricted Share" means a Common Share awarded to a Participant under the Plan.

         16.25 "Stock Award Agreement" means the agreement between the Company and the recipient of a Restricted Share or Performance Share Award which contains the terms, conditions and restrictions pertaining to such Restricted Share or Performance Share Award.

         16.26 "Stock Option Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her option.

         16.27 "Subsidiary" means any corporation, if the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

         16.28. "Retirement" shall mean any termination of employment of an Optionee for any reason other than death at any time after the Optionee has attained fifty (50), but only if, at the time of such termination, the Participant has been credited with at least seven (7) Years of Service under the Charles Schwab Profit Sharing and Employee Stock Ownership Plan. The foregoing definition shall apply to all Stock Option Agreements entered into pursuant to the Plan, irrespective of any definition to the contrary contained in any such Stock Option Agreement.

                                   ADDENDUM A

                  The provisions of the Plan, as amended by the terms of this Addendum A, shall apply to the grant of Approved Options to Key U.K. Employees.

                  1. For purposes of this Addendum A, the following definitions shall apply in addition to those set out in section 16 of the Plan:

                  APPROVED OPTION Means a stock option designed to qualify as an approved executive share option under the Taxes Act;

                  INLAND REVENUE means the Board of the Inland Revenue in the United Kingdom.

                  KEY U.K. EMPLOYEE means a designated employee of Sharelink Investment Services plc or any subsidiary (as that term is defined in the Companies Act 1985 of the United Kingdom, as amended) of which Sharelink Investment Services plc has control for the purposes of section 840 of the Taxes Act;

                  TAXES ACT means the Income and Corporation Taxes Act 1988 of the United Kingdom.

                  2. An Approved Option may only be granted to a Key U.K. Employee who:

                     (i)   is employed on a full-time basis; and

                     (ii)  does not fall within the provisions of paragraph 8 of
                           Schedule 9 to the Taxes Act.

                  For purposes of this section 2(i) of Addendum A, "full-time" shall mean an employee who is required to work 20 hours per week, excluding meal breaks.

                  3. No Approved Option may be granted to a Key U.K. Employee if it would cause the aggregate of the exercise price of all subsisting Approved Options granted to such employee under the Plan, or any other subsisting options granted to such employee under any other share option scheme approved under
Schedule 9 of the Taxes Act and established by the Company or an associated company, to exceed the higher of (a) one hundred thousand pounds sterling and
(b) four times such employee's relevant emoluments for the current or preceding year of assessment (whichever is greater); but where there were no relevant emoluments for the previous year of assessment, the limit shall be the higher of one hundred thousand pounds sterling) or four times such employee's relevant emoluments for the period of twelve months beginning with the first day during the current year of assessment in respect of which there are relevant emoluments. For the purpose of this section 3 of Addendum A, "associated company" means an associated company within the meaning of section 416 of the Taxes Act; "relevant emoluments" has the meaning given by paragraph 28(4) of Schedule 9 to the Taxes Act and "year of assessment" means a year beginning on any April 6 and ending on the following April 5.

                  4. Common Shares issued pursuant to the exercise of Approved Options must satisfy the conditions specified in paragraphs 10 to 14 of Schedule 9 to the Taxes Act.

                  5. Notwithstanding the provisions of Section 5.4 of the Plan, the exercise price of an Approved Option shall not be less than 100 percent of the closing price of a Common Share as reported in the New York Stock Exchange Composite Index on the date of grant.

                  6. No Approved Option may be exercised at any time by a Key U.K. Employee when that Key U.K. Employee falls within the provisions of paragraph 8 of Schedule 9 to the Taxes Act. If at any time the shares under an Approved Option cease to comply with the conditions in paragraphs 10 to 14 of
Schedule 9 to the Taxes Act, then all Approved Options then outstanding shall lapse and cease to be exercisable from the date of the shares ceasing so to comply, and no optionee shall have any cause of action against the Company, Sharelink Investment Services plc or any subsidiary of the Company or any other person in respect thereof.

                  7. An Approved Option may contain such other terms, provisions and conditions as may be determined by the Committee consistent with the Plan, provided that the approved option otherwise complies with the requirements for approved executive option schemes specified in Schedule 9 of the Taxes Act.

                  8. In relation to an Approved Option, notwithstanding the terms of section 10.1 of the Plan, no adjustment shall be made pursuant to section 10.1 of the Plan to any outstanding Approved Options without the prior approval of the Inland Revenue.

                  9. In relation to an Approved Option any Key U.K. Employee shall make arrangements satisfactory to the Company for the satisfaction of any tax withholding or deduction -- at -- source obligations that arise by reason of the grant to him or her of such option, or its subsequent exercise.

                  10. In relation to an Approved Option, in addition to the provisions set out in section 15.2 of the Plan, no amendment which affects any of the provisions of the Plan relating to Approved Options shall be effective until approved by the Inland Revenue, except for such amendment as are required to obtain and maintain the approval of Inland Revenue pursuant to Schedule 9 to the Taxes Act.